UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2007

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-16791

Delaware	51-0414140
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (302) 674-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Our wholly-owned subsidiary, Dover Downs, Inc. entered into an agreement with T.N. Ward Company on March 30, 2007 (the “Construction Management Agreement”) under which T.N. Ward will provide construction administration and management services for our Phase VI casino expansion project.

The project will add nearly 70,000 square feet to the Dover Downs Hotel & Casino and will feature a new main entrance for the casino, a new gaming floor with room for more than 500 additional slot machines and the new Dover Downs Fire and Ice Lounge - an upscale entertainment lounge that will seat approximately 200 guests.  Plans also include retail space and three new restaurant options.

The Construction Management Agreement is pursuant to AIA Document A121 CMC, Standard Form of Agreement between Owner and Construction Manager where the Construction Manager is also the Constructor, and provides for a Guaranteed Maximum Price (as defined therein) of $39,979,000.  The Construction Management Agreement provides for a target completion date of October 4, 2008 and contains customary terms and conditions for a project of this scope.

We estimate that the total cost of the project, including engineering and architectural services, furniture, fixtures and equipment, will be approximately $56 million.

A copy of the Construction Management Agreement is attached as an Exhibit to this Form 8-K.

On March 30, 2007, we also entered into a sixth amendment (the “Sixth Amendment”) to our amended and restated credit agreement with Wilmington Trust Company dated March 25, 2002, as amended (the “Credit Agreement”). The purpose of the Sixth Amendment is to provide the financing necessary for our Phase VI casino expansion. The Credit Agreement continues to be available for seasonal funding needs, capital improvements and other general corporate purposes and contains, among others, minimum net worth, interest coverage and maximum leverage covenant requirements.

The Sixth Amendment extends the term of our Credit Agreement until April 17, 2012 and increases our unsecured revolving line of credit under the Credit Agreement from $105 million to $125 million.  Pricing and financial covenants under the Credit Agreement were not modified.  The Sixth Amendment is filed as an exhibit to this Form 8-K.

Item 7.01  Regulation FD Disclosure.

The following information is furnished pursuant to Item 7.01 Regulation FD Disclosure.

On March 30, 2007, Dover Downs Gaming & Entertainment, Inc. issued a press release announcing our Phase VI casino expansion plans and the two agreements described above.  A copy of our press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Construction Management Agreement dated March 30, 2007 between Dover Downs, Inc. and T.N. Ward Company.

10.2	Sixth Amendment to Amended and Restated Credit Agreement among Dover Downs Gaming & Entertainment, Inc. and Wilmington Trust Company, as agent, dated as of March 30, 2007.

99.1	Press release dated March 30, 2007, issued by Dover Downs Gaming & Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Downs Gaming & Entertainment, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated:    March 30, 2007

EXHIBIT INDEX

Exhibit Number	Description

10.1	Construction Management Agreement dated March 30, 2007 between Dover Downs, Inc. and T.N. Ward Company.

10.2	Sixth Amendment to Amended and Restated Credit Agreement among Dover Downs Gaming & Entertainment, Inc. and Wilmington Trust Company, as agent, dated as of March 30, 2007.

99.1	Press release dated March 30, 2007, issued by Dover Downs Gaming & Entertainment, Inc.